UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2020 (August 26, 2020)

CITRINE GLOBAL, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55680	68-0080601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hamelacha St., Tel Aviv, Israel	6721503
(Address of Principal Executive Offices)	(Area Code)

+ (972) 73 7600341

(Registrant’s telephone number, including area code)

Former name: TechCare Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TECR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Citrine Global, Corp. is pleased to announce that its name has changed from TechCare Corp. to Citrine Global, Corp. and its stock ticker symbol has changed from TECR to CTGL. Its common stock is already quoted under the new name and symbol: https://www.otcmarkets.com/stock/CTGL/news.

Citrine Global, Corp. provides multi-strategy solutions, combining financing, business real-estate and strategic business development for growth-stage technology companies. Citrine Global, Corp. operates in the Israeli market, via its fully-owned subsidiary CTGL – Citrine Global Israel Ltd., focused on Israeli technological innovation in the healthcare, wellness, food tech and medical cannabis industries and is establishing the first Cannovation Center in Israel.

To review our main business activities in Q2-Q3, 2020, please copy and paste the links below into your web browser's address bar:

Video: https://youtu.be/52QbgGCKRAE

Presentation: https://s3.amazonaws.com/content.otcmarkets.com/media/1181381705/txYSKFBgHHwmWDG/doc.pdf

For inquiries and further information, please contact: info@citrine-global.com

https://www.citrine-global.com/

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrine Global, Corp.

By:	/s/ Ora Meir Soffer
Name:	Ora Meir Soffer
Title:	Chairperson of the Board and CEO

Date: August 26, 2020